Exhibit 24(a)

POWER OF ATTORNEY

(Re: Acquisition of Unizan Financial Corp.)

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Michael J. McMennamin, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-4 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, a maximum of 30,000,000 authorized and unissued shares of the common stock, without par value, of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally), in connection with the proposed merger of Unizan Financial Corp. into the Corporation, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsover necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of February 18, 2004.

Signature	Title

/s/ THOMAS E. HOAGLIN Thomas E. Hoaglin	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)

/s/ MICHAEL J. MCMENNAMIN Michael J. McMennamin	Vice Chairman, Chief Financial Officer, and Treasurer (Principal Financial Officer)

/s/ JOHN D. VAN FLEET John D. Van Fleet	Senior Vice President President and Controller (Principal Accounting Officer)

/s/ RAYMOND J. BIGGS Raymond J. Biggs	Director

Signature	Title

/s/ DON M. CASTO, III Don M. Casto, III	Director

/s/ MICHAEL J. ENDRES Michael J. Endres	Director

/s/ JOHN B. GERLACH, JR. John B. Gerlach, Jr.	Director

/s/ DAVID P. LAUER David P. Lauer	Director

/s/ WM. J. LHOTA Wm. J. Lhota	Director

/s/ DAVID L. PORTEOUS David L. Porteous	Director

/s/ KATHLEEN H. RANSIER Kathleen H. Ransier	Director

Robert H. Schottenstein	Director

/s/ GEORGE A. SKESTOS George A. Skestos	Director

Lewis R. Smoot, Sr.	Director